Third Quarter 2012 Earnings Presentation October 25, 2012 NASDAQ • TRS

Forward Looking Statements Any “forward-looking” statements contained herein, including those relating to market conditions or the Company’s financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, the Company’s substantial leverage, liabilities imposed by the Company’s debt instruments, market demand, competitive factors, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2011, and in the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements. In this presentation, certain non-GAAP financial measures may be used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found at the end of this this presentation or in the third quarter 2012 earnings release available on the Company’s website. Additional information is available at www.trimascorp.com under the “Investors” section. 2

Agenda • Opening Remarks • Financial Highlights • Segment Highlights • Outlook and Summary • Questions and Answers • Appendix 3

Opening Remarks – Third Quarter Results • Record quarterly sales of $336 million – up 21% compared to Q3 2011 – Continued to gain market share in multiple businesses via rapid responses to short term customer needs – Investments in new products and higher growth markets showing results – Bolt-on acquisitions performed well – achieving revenue and cost synergies • Q3 income(1) increased 18% and Q3 EPS(1) increased 4% on 13% higher shares, compared to Q3 2011 • Accelerating growth programs and investments today to capitalize on opportunities • Achieving 3% total cost productivity; Lean initiatives gaining traction • Additional investments in flexible and productive manufacturing footprint closer to our customers We are making decisions to capture growth and invest for the future. 4 (1) Defined as income and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding “Special Items.” “Special Items” for each period are provided in the Appendix.

Current Environment Headwinds • European downturn continues • New geographies take time to penetrate (eg. Brazil) • Overall industrial production – “holding pattern until election” • Currency translation • Costs related to capacity adds at Monogram and Rieke • Customers and growth strategy create upward pressure on capex and working capital 5 Uncertain economy and some tough markets – increased focus on “bright spots.” Positives • New product sales in majority of businesses • Aircraft build rates driving record production and backlogs at Monogram • Additional sales in Asia in multiple businesses • Oil drilling up ~7% • Customers require speed – opportunities to increase market share • Global customers want global suppliers with local plants • Solid pipeline of bolt-on acquisitions • Emerging markets still attractive

Financial Highlights

Third Quarter Summary

(unaudited, $ in millions, except per share amounts)

(from continuing operations)		Q3 2012		Q3 2011	% Chg
Revenue	$	335.9	$	277.7	21.0%
Operating Profit	$	36.6	$	35.8	2.3%
Excl. Special Items [(1)], Operating Profit would have been:	*$*	*38.7*	*$*	*35.8*	*8.1%*
Excl. Special Items [(1)], Operating Profit margin would have been:		*11.5%*		*12.9%*	*-140 bps*
Income	$	20.0	$	17.0	17.6%
Income attributable to TriMas Corporation [(1)]	*$*	*18.7*	*$*	*17.0*	*10.0%*
Excl. Special Items [(1)], Income attributable to TriMas Corporation would have been:	*$*	*20.1*	*$*	*17.0*	*18.3%*
Diluted earnings per share, attributable to TriMas Corporation	$	0.47	$	0.49	-4.1%
Excl. Special Items [(1)], diluted earnings per share attributable to TriMas Corporation would have been:	*$*	*0.51*	*$*	*0.49*	*4.1%*
Free Cash Flow [(2)]	$	10.5	$	30.7	-65.9%
Total Debt	$	430.0	$	476.0	-9.7%

- Sales increased 21.0% compared to Q3 2011 – sales increased in all six segments
  - Investments in bolt-on acquisitions, new products and geographic expansion driving positive results
- Productivity efforts continued to fund growth initiatives – productivity savings in line with target of 3%
- Operating profit margin negatively impacted by acquisition-related costs and less favorable product sales mix
- Q3 income[(1)] and EPS[(1)] increased 18% and 4%, respectively, while absorbing costs related to acquisitions and taking into account incremental shares compared to Q3 2011
- Continued focus on cash flow and working capital management

TRIMAS CORPORATION

(1) Defined as income and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items." "Special Items" for each period are provided in the Appendix.
(2) Free Cash Flow is defined as Cash Flows from Operating Activities less Capital Expenditures.

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8 ($ in millions) Capitalization Total Debt and Leverage Ratio (including A/R Facility) Comments: • Reduced interest expense by $1.3M in Q3 2012 as compared to Q3 2011 • Q3 2012 leverage ratio of 2.29x • Continued focus on deleveraging • Refinance largely complete As of September 30, 2012, TriMas had $217.2 million of cash and available liquidity under its revolving credit and accounts receivable facilities. $754 $657 $630 $515 $495 $470 $430 1x 2x 3x 4x 5x 6x $200 $300 $400 $500 $600 $700 $800 YE 06 YE 07 YE 08 YE 09 YE 10 YE 11 9/30/2012 Leve ra ge R ati o To tal D e b t Total Indebtedness Leverage

Refinance Summary 9 As of 9/30/2012(1) Amount Rate Maturity Revolving Credit Facility $125M(2) LIBOR plus 3.25% June 2016 Term Loan B $217M LIBOR plus 3.00% (LIBOR floor of 1.25%) June 2017 Senior Secured Notes $197M 9.75% December 2017 Post Refinance(1) Amount Rate Maturity Revolving Credit Facility $250M LIBOR plus 2.00% (3) October 2017 Term Loan A $200M LIBOR plus 2.00% (3) October 2017 Term Loan B $200M LIBOR plus 2.75% (LIBOR floor of 1.00%) October 2019 On a pro forma basis, we estimate annual cash interest savings of $14 million. (1) The Company did not refinance Non-U.S. Bank Debt or the A/R Facility during the recent transaction. (2) No amount outstanding as of 9/30/12. (3) Subject to a step-up to LIBOR plus 2.5% or step-down to LIBOR plus 1.5% based on leverage ratio. • Substantial support from both existing and new lenders • Reduced rates, extended maturities and increased financial flexibility • Moody’s upgraded TriMas with a positive outlook • Possible efforts to fix variable interest rates

Segment Highlights

Packaging Q3 2012 Results: • Sales increased primarily as a result of acquisitions and specialty systems product sales gains — Increase in North America industrial product sales offset declines in Europe — Impact of unfavorable currency exchange • Operating profit and margin increased primarily due to higher sales, the recognition of a benefit plan deferred gain and ongoing productivity initiatives • Margins impacted by less favorable product sales mix — Innovative Molding and Arminak businesses have lower margins than the rest of business – margins improving — Decrease in European industrial closure sales ($ in millions) Key Initiatives: • Target specialty dispensing and closure products in higher growth end markets — Food, beverage, nutrition, cosmetic, personal care and pharmaceutical • Increase focus on Asian market and cultivate other geographic opportunities • Integrate bolt-on acquisitions into global sales network, while growing margins • Provide customized solutions focused on customer needs, differentiation and delivery speed • Increase low-cost country sourcing and expand flexible manufacturing footprint • Ensure new products continue to have barriers to entry 11 Net Sales $46.1 $77.2 Q3 2011 Q3 2012 67.6% Operating Profit $10.2 $18.2 Q3 2011 Q3 2012 78.1%

Energy ($ in millions) Q3 2012 Results: • Sales increased as a result of continued market share gains of highly- engineered bolts, the July acquisition in Brazil and additional sales generated by newer branches • Operating profit decreased due to costs related to the acquisition, increased sales at new branches which typically have lower margins and higher SG&A in support of branch expansion Key Initiatives: • Replicate U.S. branch strategy – expand business capabilities with major customers globally • Execute on growth initiatives in Brazil • Increase sales of specialty products • Maximize supply chain for cost and delivery • Improve margins through successful ramp-up of new branches 12 Net Sales $42.7 $45.5 Q3 2011 Q3 2012 6.5% Operating Profit $4.6 $3.8 Q3 2011 Q3 2012 -17.1%

Aerospace & Defense Key Initiatives: • Expand aerospace fastener product lines to increase content and applications per aircraft • Leverage positive end market trends including composite aircraft and robotic assembly • Capture incremental opportunities in emerging markets • Drive ongoing Lean initiatives to lower working capital and reduce costs • Consider complementary bolt-on acquisitions • Transition defense business from base relocation management to bidding on new projects ($ in millions) Q3 2012 Results: • Double-digit sales increase in the aerospace business more than offset lower sales in the defense business • Increased order activity and backlogs as airplane frame manufacturers ramp-up build rates • Operating profit and margin increased compared to Q3 2011 as aerospace product sales comprised a larger percentage of total sales and have significantly higher margins • Margins also benefited from productivity gains, as well as lower SG&A expenses 13 Net Sales $20.3 $20.8 Q3 2011 Q3 2012 2.4% Operating Profit $5.4 $6.0 Q3 2011 Q3 2012 11.3%

Engineered Components ($ in millions) Key Initiatives: • Expand complementary product lines at well site and grow compression products – product diversification decreases cyclicality • Grow products to support the shift toward increased use of natural gas and production in shale formations • Expand into new markets for cylinder business • Continue to expand product offering and geographies • Continue to reduce costs and improve working capital turnover Q3 2012 Results: • Engines, compressors and other well site content sales increased due to increased levels of oil drilling and new products • Industrial cylinder sales increased primarily due to market share gains • Operating profit and related margin decreased due to a less favorable product sales mix in the engine business 14 Net Sales $46.0 $51.9 Q3 2011 Q3 2012 12.8% Operating Profit $7.7 $6.3 Q3 2011 Q3 2012 -18.4%

Cequent (Americas & Asia Pacific)







($ in millions)



Net Sales
$122.5
$140.5
14.6%
Q3 2011
Q3 2012
Asia Pacific
Americas
$26.0
$37.5
$96.5
$103.0



Operating Profit(1)
$14.8
$14.5
-2.3%
Q3 2011
Q3 2012
Asia Pacific
Americas
$5.2
$4.6
$9.6
$9.9

Q3 2012 Results:

- Sales in Americas increased in the original equipment and retail channels as a result of new products and increased market share
- Americas operating profit[1] increased due to higher sales levels, while operating profit margin[1] declined slightly due to higher SG&A in support of the acquisition in Brazil and other growth initiatives
- Asia Pacific sales increased due to new business awards in Thailand, the acquisitions in New Zealand and South Africa, and an improved economy
- Asia Pacific operating profit[1] decreased as a result of acquisition costs and additional costs related to the manufacturing plant consolidation
- Productivity projects continued in Q3 to improve the manufacturing footprint in Americas and Asia Pacific

Key Initiatives:

- Leverage full product line and strong brands for additional market share and cross-selling
- Expand sales in new growing geographies
- Continue to improve utilization of low cost country manufacturing footprint in Thailand and Mexico
- Integrate opportunistic, bolt-on acquisition to capture synergies
- Continue to reduce fixed costs and simplify the businesses
- Improve processes for better customer service and support
- Continue to reduce working capital requirements

(1) Excluding "Special Items" for each period which are provided in the Appendix.

TRIMAS CORPORATION

FULTON HIDDEN HITCH ROLA HIGHLAND Wesbar DRAW-TITE TEKONSHA REESE BULLDOG TRAIL COM PARKSIDE REESE Fulton Bargman TRAILBOSS HAYMAN REESE

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Outlook and Summary

YTD 2012 Summary • Tenth consecutive quarter over quarter of double-digit sales and income growth(1) • Strong organic growth through product innovation, geographic expansion, market share gains and increased end market demand • Acquisitions on schedule with revenue and cost synergies • Follow our customers in growing, global markets; Brazil, China, Mexico, South Africa and Thailand are priorities • New plants and expansions in Australia, Thailand, Brazil, Mexico and U.S. • Underlying margins solid – acquisitions and new programs have margin ramp-up plans • Continuous productivity initiatives fund investments for long-term growth • Improved capital structure with continued focus on cash flow, working capital and leverage More and faster! 17 (1) Defined as income and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding “Special Items.” “Special Items” for each period are provided in the Appendix.

2012 Outlook Outlook as of 2/27/12 and 4/26/12 Outlook as of 7/30/12 Outlook as of 10/25/12 Sales Growth 7% to 10% 10% to 14% 15% to 17% Earnings Per Share, diluted(1) $1.75 to $1.85 $1.75 to $1.85 (Post May equity offering and 4 million incremental shares) $1.75 to $1.85 Free Cash Flow(2) $40 to $50 million $40 to $50 million $30 to $40 million Capital Expenditures 3% - 4% of sales 3.5% - 4% of sales ~ 4% of sales (1) Excluding Special Items (2) 2012 Free Cash Flow is defined as Cash Flow from Operating Activities less Capital Expenditures. Increasing our investments (bolt-ons, capex and people) for future growth and productivity. 18

Strategic Aspirations Strategic aspirations are the foundation for 2013. 19 • Generate high single-digit top-line growth • Invest in growing end markets through new products, global expansion and acquisitions • Drive 3% to 5% total gross cost productivity gains annually – utilize savings to fund growth • Grow earnings faster than revenue growth • Continue to decrease leverage ratio • Strive to be a great place to work

Questions & Answers

Appendix

YTD Summary

(unaudited, $ in millions, except per share amounts)

(from continuing operations)	Q3 YTD 2012	Q3 YTD 2011	% Chg
Revenue	$ 971.9	$ 824.3	17.9%
Operating Profit	$ 108.5	$ 104.9	3.5%
Excl. Special Items (1), Operating Profit would have been:	*$ 115.3*	*$ 104.9*	*9.9%*
Excl. Special Items (1), Operating Profit margin would have been:	*11.9%*	*12.7%*	*-80 bps*
Income	$ 49.4	$ 43.7	13.0%
Income attributable to TriMas Corporation (1)	*$ 47.8*	*$ 43.7*	*9.5%*
Excl. Special Items (1), Income attributable to TriMas Corporation would have been:	*$ 56.7*	*$ 46.1*	*23.0%*
Diluted earnings per share, attributable to TriMas Corporation	$ 1.28	$ 1.26	1.6%
Excl. Special Items (1), diluted earnings per share attributable to TriMas Corporation would have been:	*$ 1.52*	*$ 1.33*	*14.3%*
Free Cash Flow (2)	$ (21.0)	$ 12.0	*unfav*
Total Debt	$ 430.0	$ 476.0	-9.7%

- Sales increased 18% as compared to YTD Q3 2011 as a result of the successful execution of the Company's growth initiatives
- Productivity efforts continue to fund growth and offset commodity inflation
- Income(1) and EPS(1) increased 23% and 14% compared to YTD Q3 2011 due to increased sales levels and improved debt structure – Record YTD earnings
- Continued focus on cash flow and debt reduction

(1) Defined as income and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items." "Special Items" for each period are provided in the Appendix.
(2) Free Cash Flow is defined as Cash Flows from Operating Activities Less Capital Expenditures.

TRIMAS CORPORATION

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Condensed Consolidated Balance Sheet

(Unaudited, dollars in thousands)

	September 30, 2012	December 31, 2011
Assets		
Current assets:		
Cash and cash equivalents	$ 26,090	$ 88,920
Receivables, net of reserves	185,040	135,610
Inventories	220,450	178,030
Deferred income taxes	18,510	18,510
Prepaid expenses and other current assets	10,150	10,620
Total current assets	460,240	431,690
Property and equipment, net	180,100	159,210
Goodwill	269,260	215,360
Other intangibles, net	208,910	155,670
Other assets	26,780	24,610
Total assets	$ 1,145,290	$ 986,540
Liabilities and Shareholders' Equity		
Current liabilities:		
Current maturities, long-term debt	$ 17,950	$ 7,290
Accounts payable	148,890	146,930
Accrued liabilities	79,480	70,140
Total current liabilities	246,320	224,360
Long-term debt	412,040	462,610
Deferred income taxes	66,340	64,780
Other long-term liabilities	78,780	61,000
Total liabilities	803,480	812,750
Redeemable noncontrolling interests	26,370	-
Total shareholders' equity	315,440	173,790
Total liabilities and shareholders' equity	$ 1,145,290	$ 986,540

TriMas Corporation

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Capitalization

(Unaudited, dollars in thousands)

		September 30, 2012		December 31, 2011
Cash and Cash Equivalents	$	26,090	$	88,920
Term loan		217,190		223,870
Receivables securitization facility		-		-
Revolving credit facilities		-		-
Non-U.S. bank debt and other		15,780		140
		232,970		224,010
9 3/4% senior secured notes, due December 2017		197,020		245,890
Total Debt	$	429,990	$	469,900
Key Ratios:				
Bank LTM EBITDA	$	195,560	$	176,380
Interest Coverage Ratio		5.08 x		4.37 x
Leverage Ratio		2.29 x		2.67 x
Bank Covenants:				
Minimum Interest Coverage Ratio		*2.75 x*		*2.50 x*
Maximum Leverage Ratio		*3.75 x*		*4.00 x*

As of September 30, 2012, TriMas had $217.2 million of cash and available liquidity under its revolving credit and accounts receivable facilities.

TRIMAS CORPORATION

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Consolidated Statement of Operations

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended September 30,		Nine months ended September 30,	
	2012	2011	2012	2011
Net sales	$ 335,870	$ 277,660	$ 971,870	$ 824,310
Cost of sales	(245,730)	(195,720)	(706,930)	(582,260)
Gross profit	90,140	81,940	264,940	242,050
Selling, general and administrative expenses	(53,550)	(46,170)	(156,730)	(137,180)
Net gain on dispositions of property and equipment	10	20	330	50
Operating profit	36,600	35,790	108,540	104,920
Other expense, net:				
Interest expense	(9,450)	(10,730)	(30,420)	(34,370)
Debt extinguishment costs	-	-	(6,560)	(3,970)
Other income (expense), net	140	540	(2,410)	(1,170)
Other expense, net	(9,310)	(10,190)	(39,390)	(39,510)
Income from continuing operations before income tax expense	27,290	25,600	69,150	65,410
Income tax expense	(7,330)	(8,620)	(19,770)	(21,730)
Income from continuing operations	19,960	16,980	49,380	43,680
Income from discontinued operations, net of income tax expense	-	1,290	-	3,430
Net income	19,960	18,270	49,380	47,110
Less: Net income attributable to noncontrolling interests	1,290	-	1,560	-
Net income attributable to TriMas Corporation	$ 18,670	$ 18,270	$ 47,820	$ 47,110
Earnings per share attributable to TriMas Corporation - basic:				
Continuing operations	$ 0.48	$ 0.49	$ 1.29	$ 1.28
Discontinued operations	-	0.04	-	0.10
Net income per share	$ 0.48	- $ 0.53	$ 1.29	$ 1.38
Weighted average common shares - basic	39,045,282	34,417,879	36,994,192	34,182,592
Earnings per share attributable to TriMas Corporation - diluted:				
Continuing operations	$ 0.47	$ 0.49	$ 1.28	$ 1.26
Discontinued operations	-	0.03	-	0.10
Net income per share	$ 0.47	$ 0.52	$ 1.28	$ 1.36
Weighted average common shares - diluted	39,508,503	34,901,277	37,379,292	34,736,307

TRIMAS CORPORATION

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Consolidated Statement of Cash Flow

(Unaudited, dollars in thousands)

	Nine months ended September 30, 2012	2011
Cash Flows from Operating Activities:		
Net income	$ 49,380	$ 47,110
Adjustments to reconcile net income to net cash provided by operating activities, net of acquisition impact:		
Gain on dispositions of property and equipment	(330)	(30)
Depreciation	18,990	19,160
Amortization of intangible assets	14,460	10,780
Amortization of debt issue costs	2,240	2,230
Deferred income taxes	(3,480)	14,420
Debt extinguishment costs	6,560	3,970
Non-cash compensation expense	6,640	2,580
Excess tax benefits from stock based compensation	(2,310)	(3,840)
Increase in receivables	(38,750)	(39,080)
Increase in inventories	(31,440)	(13,500)
Increase in prepaid expenses and other assets	(600)	(2,320)
Decrease in accounts payable and accrued liabilities	(6,130)	(4,750)
Other, net	170	(1,180)
Net cash provided by operating activities, net of acquisition impact	15,400	35,550
Cash Flows from Investing Activities:		
Capital expenditures	(36,440)	(23,520)
Acquisition of businesses, net of cash acquired	(84,600)	(28,620)
Net proceeds from disposition of assets	2,950	2,240
Net cash used for investing activities	(118,090)	(49,900)
Cash Flows from Financing Activities:		
Proceeds from sale of common stock in connection with the Company's equity offering, net of issuance	79,040	-
Proceeds from borrowings on term loan facilities	140,370	226,520
Repayments of borrowings on term loan facilities	(130,850)	(250,170)
Proceeds from borrowings on revolving credit facilities and accounts receivable facility	555,300	551,900
Repayments of borrowings on revolving credit facilities and accounts receivable facility	(555,300)	(547,020)
Retirement of 9¾% senior secured notes	(50,000)	-
Senior secured notes redemption premium and debt financing fees	(4,880)	(6,680)
Distributions to noncontrolling interests	(820)	-
Shares surrendered upon vesting of options and restricted stock awards to cover tax obligations	(990)	(830)
Proceeds from exercise of stock options	5,680	960
Excess tax benefits from stock based compensation	2,310	3,840
Net cash provided by (used for) financing activities	39,860	(21,480)
Cash and Cash Equivalents:		
Decrease for the period	(62,830)	(35,830)
At beginning of period	88,920	46,370
At end of period	$ 26,090	$ 10,540
Supplemental disclosure of cash flow information:		
Cash paid for interest	$ 20,990	$ 25,350
Cash paid for taxes	$ 23,000	$ 12,140

TRIMAS CORPORATION

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Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures

(Unaudited, dollars in thousands, except per share amounts)

	Three months ended September 30, 2012	Three months ended September 30, 2011	Nine months ended September 30, 2012	Nine months ended September 30, 2011
Income from continuing operations, as reported	$ 19,960	$ 16,980	$ 49,380	$ 43,680
Less: Net income attributable to noncontrolling interests	1,290	-	1,560	-
Income from continuing operations attributable to TriMas Corporation	18,670	16,980	47,820	43,680
After-tax impact of Special Items to consider in evaluating quality of income from continuing operations:				
Severance and business restructuring costs	1,420	-	4,520	-
Debt extinguishment costs	-	-	4,400	2,460
Excluding Special Items, income from continuing operations attributable to TriMas Corporation would have been	$ 20,090	$ 16,980	$ 56,740	$ 46,140

	Three months ended September 30, 2012	Three months ended September 30, 2011	Nine months ended September 30, 2012	Nine months ended September 30, 2011
Diluted earnings per share from continuing operations attributable to TriMas Corporation, as reported	$0.47	$0.49	$1.28	$1.26
After-tax impact of Special Items to consider in evaluating quality of EPS from continuing operations:				
Severance and business restructuring costs	0.04	-	0.12	-
Debt extinguishment costs	-	-	0.12	0.07
Excluding Special Items, EPS from continuing operations would have been	$0.51	$0.49	$1.52	$1.33
Weighted-average shares outstanding for the three and nine months ended September 30, 2012 and 2011	39,508,503	34,901,277	37,379,292	34,736,307

	Three months ended September 30, 2012	Three months ended September 30, 2011	Nine months ended September 30, 2012	Nine months ended September 30, 2011
Operating profit from continuing operations, as reported	$ 36,600	$ 35,790	$ 108,540	$ 104,920
Special Items to consider in evaluating quality of earnings:				
Severance and business restructuring costs	2,100	-	6,720	-
Excluding Special Items, operating profit from continuing operations would have been	$ 38,700	$ 35,790	$ 115,260	$ 104,920

TRIMAS CORPORATION

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Company and Business Segment Financial Information – Cont. Ops 28 Three months ended 2012 2011 2012 2011 Packaging Net sales 77,240$ 46,090$ 202,250$ 137,890$ Operating profit 18,240$ 10,240$ 44,700$ 37,140$ Energy Net sales 45,460$ 42,690$ 143,220$ 125,810$ Operating profit 3,780$ 4,560$ 14,520$ 14,920$ Aerospace & Defense Net sales 20,810$ 20,330$ 58,000$ 60,160$ Operating profit 6,030$ 5,420$ 15,710$ 14,000$ Engineered Components Net sales 51,880$ 46,010$ 154,180$ 126,870$ Operating profit 6,310$ 7,730$ 22,620$ 19,010$ Cequent Asia Pacific Net sales 37,480$ 26,020$ 94,230$ 67,390$ Operating profit 3,950$ 5,250$ 9,000$ 9,720$ Special Items to consider in evaluating operating profit: - Severance and business restructuring costs 600$ -$ 2,880$ -$ Excluding Special Items, operating profit would have been 4,550$ 5,250$ 11,880$ 9,720$ Cequent Americas Net sales 103,000$ 96,520$ 319,990$ 306,190$ Operating profit 8,430$ 9,580$ 28,090$ 30,630$ Special Items to consider in evaluating operating profit: - Severance and business restructuring costs 1,500$ -$ 3,840$ -$ Excluding Special Items, operating profit would have been 9,930$ 9,580$ 31,930$ 30,630$ Corporate Expenses Operating loss (10,140)$ (6,990)$ (26,100)$ (20,500)$ Total Company Net sales 335,870$ 277,660$ 971,870$ 824,310$ Operating profit 36,600$ 35,790$ 108,540$ 104,920$ Total Special Items to consider in evaluating operating profit 2,100$ -$ 6,720$ -$ Excluding Special Items, operating profit would have been 38,700$ 35,790$ 115,260$ 104,920$ Nine months ended September 30, September 30, (Unaudited, dollars in thousands)

LTM Bank EBITDA as Defined in Credit Agreement

(Unaudited, dollars in thousands)

Net income attributable to TriMas Corporation for the twelve months ended September 30, 2012	$	61,070
Net income attributable to partially-owned subsidiaries		(3,650)
Interest expense, net (as defined)		40,530
Income tax expense		30,000
Depreciation and amortization		41,240
Non-cash compensation expense		7,570
Other non-cash expenses or losses		4,650
Non-recurring expenses or costs in connection with acquisition integration		300
Debt extinguishment costs		6,560
Non-recurring expenses or costs for cost saving projects		5,730
Negative EBITDA from discontinued operations		1,840
Permitted dispositions		(1,250)
Permitted acquisitions		970
Bank EBITDA - LTM Ended September 30, 2012 [1]	$	195,560

[1] As defined in the Credit Agreement dated June 21, 2011.

TRIMAS CORPORATION

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